EXHIBIT 22.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.


                                                   Place of
                                                 Incorporation

    J & J Snack Foods Investment Corp.              Delaware

    ICEE-USA Corp.                                  Delaware

    J & J Snack Foods Corp. of New Jersey           New Jersey

    J & J Snack Foods Corp. of California           California

    J & J Snack Foods Corp./Midwest                 Illinois

    J & J Snack Foods Corp./Mia                     Pennsylvania

    J & J Snack Foods Corp. of Pennsylvania         Pennsylvania

    J & J Snack Foods Sales Corp.                   New Jersey

    J & J Snack Foods Sales Corp. of Texas          Texas

    J & J Snack Foods Transport Corp.               New Jersey

    Trotter Soft Pretzels, Inc.                     Pennsylvania

    American Snack Foods Corp.                      Pennsylvania

    Snack Foods Acquisition Corp.                   Delaware

    ICEE-Canada, Inc.                               Canada

    ICEE DE MEXICO, S.A. DE C.V.                    Mexico

    J & J Restaurant Group, Inc.                    Pennsylvania

    Mazzone Enterprises, Inc.                       Illinois

    Bakers Best Snack Food Corp.                    Pennsylvania

    Pretzels, Inc.                                  Texas












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